EXHIBIT 4

                FORM OF STOCK CERTIFICATE OF THE HOLDING COMPANY










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                                                                       Exhibit 4


NUMBER _____________

COMMON STOCK
                                                    CUSIP No. __________________


                           FIRST NILES FINANCIAL, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT


IS THE OWNER OF


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

                           First Niles Financial, Inc.

(the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED_______________

____________________                               _____________________________
George J. Swift                                    William L. Stephens
Corporate Secretary                    [Seal]      President and Chief Executive
                                                   Officer

Countersigned and Registered:

[         Name          ]

____________________________
Transfer Agent and Registrar



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                           FIRST NILES FINANCIAL, INC.


         The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of First Niles
Financial, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Corporation's Certificate of Incorporation provides that no "person" (as defined in the Certificate of Incorporation) who "beneficially owns" (as defined in the Certificate of Incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the Certificate of Incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's Certificate of Incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the Certificate of Incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the Certificate of Incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its Transfer Agent and Registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT_____Custodian______
TEN ENT - as tenants by the entirety                       (Cust)        (Minor)
JT TEN  - as joint tenants with        Under Uniform Gift to Minors Act -_______
          right of survivorship                                          (State)
          and not as tenants
          in common.                       UNIF TRANS MIN ACT_____Custodian_____
                                                            (Cust)       (Minor)
                                   Under Uniform Transfers to Minors Act -______
                                                                         (State)

             Additional abbreviations may also be used though not in
                                the above list.

         For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                            ]


_____________________________  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                               INCLUDING ZIP CODE, OF ASSIGNEE)
_________________  Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint
_________  Attorney to transfer the said shares on the books of the within named
           Corporation with full power of substitution in the premises.

Dated __________________                    ______________
                                            NOTICE:   THE   SIGNATURE   TO  THIS
                                            ASSIGNMENT  MUST CORRESPOND WITH THE
                                            NAME AS WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE  IN  EVERY   PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATEVER.